Exhibit 99.1

Graphite Bio Announces Departure of Chief Financial Officer

SOUTH SAN FRANCISCO, Calif., June 23, 2023 – Graphite Bio, Inc. (Nasdaq: GRPH) today announced that Alethia Young, the Company’s Chief Financial Officer, will step down from her position to pursue other opportunities. Ms. Young will remain with the Company through June 30, 2023 to oversee her current responsibilities and ensure an orderly transition.

“On behalf of the Board and the team at Graphite Bio, I would like to thank Alethia for her dedication and support. She has been an integral part of helping to lead the company since joining us last year. We wish her all the best in her next endeavors,” said Josh Lehrer, M.D., M. Phil., Chief Executive Officer of Graphite Bio.

“It has been an honor to serve as the first CFO of Graphite Bio. I have confidence in the Company's finance and management team to guide the Company into its next stage of development,” said Ms. Young.

Learn more about the company by visiting www.graphitebio.com and following the company on LinkedIn and Twitter.

Forward-Looking Statements

Statements we make in this press release may include statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.

Any forward-looking statements in this press release are based on Graphite Bio’s current views about our plans, intentions, expectations, strategies and prospects only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including the risk that we may encounter serious adverse events, undesirable side effects, or unexpected characteristics with respect to our product candidates. These risks concerning Graphite Bio’s programs and operations are described in additional detail in our periodic filings with the SEC, including our most recently filed periodic report, and subsequent filings thereafter. Graphite Bio explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

###

Investors and Media:

Chris Garrett

Head of Operations, Portfolio, BD, and Corporate

650-540-3395

ir@graphitebio.com